Filed Pursuant to Rule 424(b)(5)
Registration No. 333-205336

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 16, 2016

Preliminary Prospectus Supplement
(To Prospectus dated July 15, 2015)

Shares
VERICEL CORPORATION

Common Stock

• Vericel Corporation is offering shares.	• Trading Symbol: Nasdaq Capital Market — “VCEL.”

• The last reported sale price for our common stock on December 15, 2016, was $3.50 per share.

This investment involves risk. See “Risk Factors” beginning on page S-6.

	Per Share	Total
Public offering price
Underwriting discount(1)
Proceeds, before expenses, to Vericel Corporation

(1)              See “Underwriting” beginning on page S-11 for additional information regarding total underwriter compensation, including expenses for which we have agreed to reimburse the underwriters.

We have granted the underwriters an option for a period of 30 days to purchase an additional              shares of our common stock.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Piper Jaffray

The date of this prospectus supplement is December     , 2016

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering.We have not, and the underwriters have not, authorized anyone to provide you with information in addition to or different from that contained in this prospectus supplement, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus supplement, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus supplement, any applicable prospectus supplement and any related free writing prospectus, the words “Vericel,” “we,” “us,” “our,” the “company” or similar references refer to Vericel Corporation and its subsidiaries; and the term “securities” refers collectively to our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities, or any combination of the foregoing securities.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement, including the information incorporated by reference in this prospectus supplement, and the information included in any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus supplement on page S-6 and in the documents incorporated by reference into this prospectus supplement.

Company Overview

We are a leader in developing expanded autologous cell therapies for use in the treatment of patients with severe diseases and conditions. We market two autologous cell therapy products in the United States: Carticel® (autologous cultured chondrocytes), an autologous chondrocyte implant for the treatment of cartilage defects in the knee, and Epicel® (cultured epidermal autografts), a permanent skin replacement for the treatment of patients with deep-dermal or full-thickness burns comprising greater than or equal to 30% of total body surface area. We recently received approval from the U.S. Food and Drug Administration (FDA) for  MACI® (autologous cultured chondrocytes on porcine collagen membrane) for the repair of symptomatic single or multiple full-thickness cartilage defects of the knee with or without bone involvement in adults.

Product Portfolio

We market two autologous cell therapy products in the United States: Carticel® (autologous cultured chondrocytes), an autologous chondrocyte implant for the treatment of cartilage defects in the knee, and Epicel® (cultured epidermal autografts), a permanent skin replacement for the treatment of patients with deep-dermal or full-thickness burns comprising greater than or equal to 30% of total body surface area, or TBSA. We also plan to market MACI, an autologous cellularized scaffold product indicated for the repair of symptomatic, single or multiple full-thickness cartilage defects of the knee with or without bone involvement in adults, which was approved by the FDA on December 13, 2016. Our product candidate portfolio also includes ixmyelocel-T, a patient-specific multicellular therapy currently in development for the treatment of advanced heart failure due to ischemic dilated cardiomyopathy, or DCM. We completed enrolling and treating patients in our Phase 2b ixCELL-DCM study in February 2015 and on March 10, 2016 announced the trial had met its primary endpoint of reduction in clinical cardiac events and the incidence of adverse events, including serious adverse events, in patients treated with ixmyelocel-T was comparable to patients in the placebo group.

Carticel

Carticel, a first-generation autologous chondrocyte implant product for the treatment and repair of cartilage defects in the knee, is the first and currently the only FDA-approved autologous cartilage repair product.  Carticel is indicated for the repair of symptomatic cartilage defects of the femoral condyle (medial, lateral or trochlea) caused by acute or repetitive trauma, in patients who have had an inadequate response to a prior arthroscopic or other surgical repair procedure such as debridement, microfracture, drilling/abrasion arthroplasty, or osteochondral allograft/autograft.  Carticel received a Biologics License Application (BLA) approval in 1997 and is currently marketed in the United States.  It is generally used on patients with larger lesions (greater than 3cm2).

In the United States, we focus sales of Carticel on the sports-injury-targeted orthopedic physician audience, which is very concentrated, with 60% of the current Carticel business originating from 25% of this audience, or approximately 110 physicians. We currently have an approximately 20-person field force calling on this sports-injury targeted orthopedic physician audience. Based on a number of factors including defect characteristics, patient profile and type of insurance, we believe there are approximately 19,000 patients per year who could be eligible for treatment with Carticel.  Based on volume, Carticel currently has approximately a 5% of market share of the procedures used to treat this patient population and over 35% of the revenues for the products used with the balance of the market primarily captured by osteochondral allograft/autograft.

MACI

MACI is a third-generation autologous chondrocyte implant product for the treatment of focal chondral cartilage defects in the knee.  MACI received marketing authorization in Europe in July 2013 by meeting the requirements of the Advanced Therapy and Medicinal Product guidelines.  MACI had been commercially available in the European Union since 1998.  On December 13, 2016, the FDA approved MACI for the repair of symptomatic single or multiple full-thickness cartilage defects of the knee with or without bone involvement in adults.  MACI is the first FDA-approved cellularized scaffold product that applies tissue engineering processes to grow cells on scaffolds using healthy cartilage tissue from the patient’s own knee.

We believe that MACI has the potential to significantly expand our cartilage repair franchise. As compared with Carticel, we believe that MACI offers easier and less invasive administration, including reduced surgical time, a more uniform distribution of cells and an improved post-operative course for the patient. Following the FDA’s approval of MACI in December 2016, we intend to position MACI as a premium cartilage repair brand, to Carticel users as a well as non-users, and provide enhanced reimbursement support by leveraging our commercial and medical affairs teams and patient and customer support programs.

Epicel

Epicel (cultured epidermal autografts) is a permanent skin replacement for full thickness burns greater than or equal to 30% of TBSA.  Epicel is regulated by the Center for Biologics Evaluation and Research under medical device authorities, and is the only FDA-approved autologous epidermal product available for large total surface area burns. Epicel was designated as a Humanitarian Use Device, or HUD, in 1998 and a Humanitarian Device Exemption, or HDE, application for the product was submitted in 1999.  HUDs are devices that are intended for diseases or conditions that affect fewer than 4,000 individuals annually in the United States. Under an HDE approval, a HUD cannot be sold for an amount that exceeds the cost of research and development, fabrication and distribution unless certain conditions are met. Currently, fewer than 100 patients are treated with Epicel in the United States each year.

A HUD is eligible to be sold for profit after receiving HDE approval if the device meets certain eligibility criteria, including where the device is intended for the treatment of a disease or condition that occurs in pediatric patients and such device is labeled for use in pediatric patients. If the FDA determines that a HUD meets the eligibility criteria, the HUD is permitted to be sold for profit as long as the number of devices distributed in any calendar year does not exceed the annual distribution number, or ADN. The ADN is defined as the number of devices reasonably needed to treat a population of 4,000 individuals per year in the United States.

On February 18, 2016, the FDA approved our HDE supplement to revise the labeled indications of use to specifically include pediatric patients and to add pediatric labeling. The revised product label also now specifies that the probable benefit of Epicel, mainly related to survival, was demonstrated in two Epicel clinical experience databases and a physician-sponsored study comparing outcomes in patients with massive burns treated with Epicel relative to standard care. Due to the change in the label to include use in pediatric patients, Epicel is no longer subject to the HDE profit restrictions. In conjunction with meeting the pediatric eligibility criteria, the FDA has determined the ADN number for Epicel is 360,400. Based on the number of annual burn victims in the United States that are eligible for treatment with Epicel, we estimate that the addressable market for Epicel represents a $120 million annual opportunity.

Ixmyelocel-T

Our preapproval stage portfolio includes ixmyelocel-T, a unique patient-specific multicellular therapy derived from an adult patient’s own bone marrow which utilizes our proprietary, highly automated and scalable manufacturing system. Our proprietary cell manufacturing process significantly expands the mesenchymal stromal cells, or MSCs, and M2-like anti-inflammatory macrophages in the patient’s bone marrow mononuclear cells while retaining many of the hematopoietic cells. These cell types are known to regulate the immune response and play a key role in tissue repair and regeneration by resolving pathologic inflammation, promoting angiogenesis, and remodeling ischemic tissue. The novelty and advantage of using ixmyelocel-T is the expansion of a unique combination of cell populations, including MSCs and M2-like macrophages, which secrete a distinct combination of angiogenic and regenerative factors, and possess the ability to remain anti-inflammatory in the face of inflammatory challenge.

Our lead clinical development program for ixmyelocel-T is focused on severe, chronic ischemic cardiovascular diseases. We have completed the double-blind portion of the Phase 2b ixCELL-DCM study, which is a randomized, double-blind, placebo-controlled clinical trial for patients with advanced heart failure due to ischemic DCM. Ixmyelocel-T has been granted a U.S. Orphan Drug designation by the FDA for the treatment of DCM. We also have conducted clinical studies for the treatment of critical limb ischemia and the treatment of craniofacial defects.

The Phase 2b ixCELL-DCM clinical study treated 114 patients at 28 sites in the United States and Canada. We completed enrolling and treating patients in February, 2015. Patients were followed for 12 months for the primary efficacy endpoint of major adverse cardiovascular events, defined as all-cause deaths, all-cause hospitalizations, and unplanned outpatient or emergency department visits for IV treatment of acute worsening heart failure. Secondary endpoints include clinical, functional, structural, symptomatic, quality of life, and biomarker measures at 3, 6 and 9 months. On March 10, 2016, we announced the trial had met its primary endpoint of reduction in clinical cardiac events, and the full data results from the ixCELL-DCM trial were presented at the Late-Breaking Clinical Trial Sessions of the American College of Cardiology 65th Annual Scientific Session & Expo on April 4, 2016. On April 4, 2016, we announced that the incidence of adverse events, including serious adverse events, in patients treated with ixmyelocel-T was comparable to or lower than patients in the placebo group.  With respect to the secondary endpoints of the trial, the components of the primary endpoint were also analyzed using the Win ratio in a hierarchical manner to incorporate both the incidence and timing of the endpoint components.  The Win ratio result of 1.56 showed that more often ixmyelocel-T was the “winner” in that the time to death, left ventricular assist device placement, heart transplantation or time to cardiovascular hospitalization was shorter for placebo-treated patients, but this difference did not reach statistical significance.  The time to first event was longer in the ixmyelocel-T group compared to placebo, but was not statistically significant.  There were no significant structural changes in left ventricle cavity size or left ventricular ejection fraction as measured by echocardiogram in either the ixmyelocel-T or placebo groups.  Both treatment groups had an improvement in the New York Heart Association class and six-minute walk test, with no statistical difference between the groups after 12 months using the last observation carried forward. Because the trial met the primary endpoint, patients who had been assigned to the placebo group or randomized to ixmyelocel-T in the double blind portion of the trial but did not receive ixmyelocel-T will be offered the option to receive treatment.

Future development plans for ixmyelocel-T are dependent upon input from our regulatory interactions and the availability of financing. We are focused on determining the most appropriate manner to fund future development of ixmyelocel-T, balancing risk to the overall business, dilution to current shareholders, and retaining a significant portion of the upside potential of the program for the company and our shareholders.

Company Information

We were incorporated under the laws of the State of Michigan on March 24, 1989. Our principal executive offices are located at 64 Sidney Street, Cambridge, Massachusetts, 02139 and our telephone number is (617) 588-5555. Our website address is www.vcel.com. The reference to our website is intended to be an inactive textual reference and, except for the documents incorporated by reference as noted below, the information on, or accessible through, our website is not part of this prospectus.

The Offering

Common stock offered by us pursuant to this prospectus supplement	shares

Common stock to be outstanding after this offering	shares (or shares if the underwriters exercise in full their option to purchase additional shares from us)

Option to purchase additional shares

The underwriters have the option to purchase from us up to a maximum of              additional shares of common stock. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Use of proceeds

We currently intend to use the net proceeds from this offering primarily to support the commercialization of MACI, expand promotional efforts for Epicel, expand and optimize manufacturing and for other general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk factors

Investing in our common stock involves significant risks. See “Risk Factors” on page S-6 of this prospectus supplement, and under similar headings in other documents incorporated by reference into this prospectus supplement.

NASDAQ Capital Market Symbol	“VCEL”

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 25,714,972 shares outstanding as of December 15, 2016. The number of shares outstanding as of December 15, 2016 as used throughout this prospectus supplement, unless otherwise indicated, excludes:

•                  3,360,770 shares of our common stock issuable upon the exercise of stock options outstanding as of December 15, 2016, at a weighted average exercise price of $4.66 per share;

•                  842,024 shares of common stock issuable upon the exercise of warrants outstanding as of December 15, 2016 at exercise prices of $4.80 per share (August 2013 — 724,950 shares) and $2.48 per share (September 2016 — 117,074) in each case, before any adjustment to this offering, which warrants are exercisable to purchase common stock; and

•                  615,400 shares of common stock issuable upon conversion of our Series B Preferred Stock as of December 15, 2016 and 478,492 shares of common stock dividends issuable on March 9, 2017 on our Series B Preferred Stock outstanding as of December 15, 2016.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in the documents incorporated by reference in this prospectus supplement and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus supplement and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus supplement and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent Annual Report on Form 10-K for the year ended December 31, 2015, which is on file with the SEC and is incorporated by reference into this prospectus supplement, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus supplement.

Risks Related To This Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for general corporate purposes, which may include, among other things, research, development, manufacturing, and selling, general and administrative expenses. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

You will experience immediate and substantial dilution.

Investors purchasing common stock in this offering will pay a price per share that substantially exceeds the as adjusted net tangible book value per share. As a result, investors purchasing common stock in this offering will incur immediate dilution of $           per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2016, after giving effect to this offering and the offering price. For more information on the dilution you may suffer as a result of investing in this offering, see the section of this prospectus supplement entitled “Dilution.” The exercise of outstanding stock options and warrants or the conversion of outstanding preferred stock will result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition,  our outstanding warrants contain re-set provisions that state that, if we sell shares of or common stock, or securities convertible into shares of common stock, at a per share price below that of the outstanding warrants’ exercise price, the exercise of the warrants will be reduced according to the terms of the warrant agreement. Any such adjustment will result in additional dilution to new investors in this offering.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement, and in particular those factors referenced in the section “Risk Factors.”

This prospectus supplement, including the sections entitled “About this Prospectus Supplement” and “Risk Factors,” contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•        potential strategic collaborations with others;

•        future capital needs and financing sources;

•        adequacy of existing capital to support operations for a specified time;

•        product development and marketing plan;

•        features and successes of our cellular therapies;

•        manufacturing and facility capabilities;

•        regulatory developments in the United States and foreign countries;

•        the timing or likelihood of regulatory filings and approvals;

•        clinical trial plans and anticipated results, including the publication thereof;

•        anticipation of future losses;

•        replacement of manufacturing sources;

•        commercialization plans;

•        revenue expectations and operating results; or

•        other risks and uncertainties, including those listed under the caption “Risk Factors.”

In addition, you should refer to the section of this prospectus supplement entitled “Risk Factors” as well as the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus supplement or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the estimated underwriting discount and estimated offering expenses payable by us, will be approximately $           million (or approximately $         million if the underwriters exercise their option to purchase additional shares of common stock in full).

We currently intend to use the net proceeds from this offering primarily to support the commercialization of MACI, expand promotional efforts for Epicel, expand and optimize manufacturing and for other general corporate purposes. We have not yet determined the amount of proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DILUTION

Our net tangible book value of our common stock as of September 30, 2016 was approximately $8.7 million, or approximately $0.38 per share of common stock, based upon 22,745,116 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of our common stock outstanding as of September 30, 2016. After giving effect to the sale by us of the              shares of our common stock we are offering in this offering, our as-adjusted net tangible book value would have been approximately $        , or approximately $         per share of common stock. This represents an immediate increase in net tangible book value of $         per share to our existing stockholders and an immediate dilution in net tangible book value of $         per share to new investors. The following table illustrates this calculation on a per share basis:

Public offering price per share		$
Net tangible book value per share as of September 30, 2016	$0.38
Increase in net tangible book value per share attributable to this offering
As-adjusted net tangible book value per share after giving effect to this offering
Dilution in net tangible book value per share to new investors		$

If the underwriters exercise in full their option to purchase          additional shares of common stock from us at the public offering price of $         per share, the as-adjusted net tangible book value after this offering would be $         per share, representing an increase in net tangible book value of $         per share to existing stockholders and immediate dilution in net tangible book value of $         per share to investors purchasing our common stock at the public offering price in this offering.

The information above and in the foregoing table is based upon  22,745,116 shares of our common stock outstanding as of September 30, 2016. The information above and in the foregoing table excludes as of September 30, 2016:

•                  3,363,605 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2016 at a weighted average exercise price of $4.73 per share;

•                  842,024 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2016 at exercise prices of $4.80 per share (August 2013 — 724,950 shares) and $2.48 per share (September 2016 — 117,074) in each case, before any adjustment to this offering, which warrants are exercisable to purchase common stock; and

•                  615,400 shares of common stock issuable upon conversion of our Series B Preferred Stock as of December 15, 2016 and 478,492 shares of common stock dividends  issuable on March 9, 2017 on our Series B Preferred Stock outstanding as of September 30, 2016; and

•                  1,250,000 shares of common stock issuable upon the conversion of our Series A Preferred Stock outstanding as of September 30, 2016.

In addition, we may choose to raise additional capital in the future through the sale of equity or convertible debt securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that any of our outstanding options or warrants are exercised or new options  or equity awards are issued under our equity incentive plans or we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

UNDERWRITING

Piper Jaffray & Co., or Piper Jaffray, is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of our common stock set forth opposite its name below.

UNDERWRITER	NUMBER OF SHARES
Piper Jaffray & Co.
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from this prospectus supplement, the registration statement of which this prospectus is a part, certain free writing prospectuses that may be used in the offering and in any marketing materials used in connection with this offering and to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $         per share. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to           additional shares of our common stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the table above.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions paid by us	$	$	$
Proceeds to us, before expenses	$	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $          . We have agreed to reimburse the underwriters for certain of their expenses in an amount not to exceed $125,000, and separately have agreed to reimburse the underwriters for including expenses of up to $25,000 in connection with the clearance of this offering with the Financial Industry Regulatory Authority, as set forth in the underwriting agreement.

Our common stock is listed on The NASDAQ Capital Market under the trading symbol “VCEL.”

No Sales of Similar Securities

We and each of our directors and executive officers have agreed that we and they will not, without the prior written consent of Piper Jaffray, subject to certain limited exceptions, directly or indirectly:

•                  offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive common stock (including without limitation, common stock which may be deemed to be beneficially owned by the holder in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired;

•                  enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the holder’s securities;

•                  make any demand for or exercise any right with respect to, the registration of any common stock or any security convertible into or exercisable or exchangeable for common stock in each case that would require us to file a registration statement with the next 90 days of the date of the lock-up agreement; or

•                  publicly disclose the intention to do any of the foregoing,

for a period of 90 days after the public offering date set forth in this prospectus. However, in the case of our directors and executive officers subject to the 90-day restricted period, these restrictions will not apply to transfers of our common stock or any security convertible into or exercisable for our common stock: (i) as a bona fide gift or gifts made by the holder, (ii) to any trust for the direct or indirect benefit of the holder or the holder’s immediate family, (iii) upon death by will or intestate succession, (iv) pursuant to the purchase agreement or (v) in connection with a bona fide third party tender offer, merger, consolidation or other similar transaction made to all common stock holders involving a change of control of the issuer, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the holder of the common stock shall remain subject to the restrictions; provided, in the case of clauses (i)-(iii), that (x) such transfers do not involve a disposition for value, (y) the transferee agrees in writing to be bound to the 90-day restricted period for subsequent transfers, and (z) no filing by any party under Section 16(a) of the Exchange Act is required or shall be made voluntarily in connection with such transfer during the 90-day restricted period. In addition the restrictions will also not apply to (i) the exercise, conversion or exchange of any options or other convertible securities outstanding on the date the lockup agreement was signed (including by “net” or “cashless” exercise effected by the delivery or sale of the holder’s securities to us to the extent permitted by the instruments representing such options or other convertible securities and including the transfer of shares of common stock to us to satisfy tax withholding obligations in connection therewith), provided that no filing under Section 16(a) of the Exchange Act by any party is required or will be voluntarily made in connection with such exercise, conversion or exchange that reports a disposition of shares of common stock, except to report any transfer of shares of common stock to us to finance a “cashless” exercise or to satisfy tax withholding obligations as described above, and provided further, that such restrictions shall apply to any of the holder’s securities issued upon such exercise, conversion or exchange, or (ii) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided, that no sales of the holder’s securities shall be made pursuant to such a plan prior to the expiration of the 90-day restricted period, and such a plan may only be established if no public announcement of the establishment or existence thereof, and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, is required or made voluntarily by the holder, us or any other person during the 90-day restricted period. The restrictions also do not apply to any securities acquired by a holder in the open market after the date of the lock-up agreement, provided that no filing under Section 16(a) of the Exchange Act is required or will be voluntarily made in connection with any subsequent sale, transfer, gift or disposition.

During the 90-day restricted period, we may issue securities (a) to our directors, officers, employees and consultants pursuant to our employee benefit plans, equity incentive plans and other employee compensation plans existing on the date of the underwriting agreement and described in this prospectus and the documents incorporated herein; or (b) pursuant to the exercise, exchange or conversion of any options, warrants, restricted stock units, rights or convertible securities outstanding on the date of the underwriting agreement.

Piper Jaffray may, in its sole discretion and at any time or from time to time before the termination of the 90-day restricted period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement providing consent to the sale of shares prior to the expiration of the 90-day restricted period.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing shares of our common stock. However, the representatives may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. “Naked” short sales are sales in excess of the option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on NASDAQ, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distributions of Shares

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, one or more of the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. Any such underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of any such underwriter is not part of this prospectus.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)                                 to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)                                 to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)                                  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The common shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the SFA), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)         a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)         a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares pursuant to an offer made under Section 275 of the SFA except:

(a)         to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(b)         where no consideration is or will be given for the transfer; or

(c)          where the transfer is by operation of law.

Switzerland

The common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the common shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the common shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of common shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of common shares.

United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the UAE), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (DFSA), a regulatory authority of the Dubai International Financial Centre (DIFC). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The common shares may not be offered to the public in the UAE and/or any of the free zones.

The common shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

France

This prospectus (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).

This prospectus has not been and will not be submitted to the French Autorité des marchés financiers (the AMF) for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

(a)         the transaction does not require a prospectus to be submitted for approval to the AMF;

(b)         persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

(c)          the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus has been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock for their own account and undertake not to transfer, directly or indirectly, our common stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Dykema Gossett PLLC, Bloomfield Hills, Michigan, acting as special counsel to the Company.  In connection with the offering, other legal matters will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.  The underwriters are being represented by Dechert LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement in accordance with the rules of the SEC.  We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file, including the registration statement, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).  You may also inspect the registration statement and this prospectus supplement on this website.

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge. Written requests for such copies should be directed to Vericel Corporation, 64 Sidney Street, Cambridge, Massachusetts, 02139, Attention: Investor Relations, or by telephoning us at (734) 418-4411. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus supplement and prior to the termination of this offering:

•    our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 14, 2016 (including the portions thereof which are incorporated by reference to our definitive proxy statement filed with the SEC on March 18, 2016);

•    our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on May 10, 2016, August 8, 2016 and November 17, 2016, respectively;

•    our Current Reports on Form 8-K filed with the SEC on March 9, 2016, April 11, 2016, April 26, 2016, May 6, 2016, September 14, 2016, October 11, 2016, November 17, 2016, November 25, 2016, November 29, 2016 and December 14, 2016; and

•    the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on August 12, 2011, including any amendments or reports filed for the purpose of updating such description.

Pursuant to Rule 412 under the Securities Act, any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of any or all of these filings, at no cost, by writing to us at: Vericel Corporation, 64 Sidney Street, Cambridge, Massachusetts, 02139, Attention: Investor Relations, or by telephoning us at (734) 418-4411.  These filings may also be obtained through our website located at http://www.vcel.com.  The reference to our website is intended to be an inactive textual reference and, except for the documents incorporated by reference as noted above, the information on, or accessible through, our website is not intended to be part of this prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or any prospectus supplement.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

We advise that there have been no material changes in our affairs that have occurred since the end of the latest fiscal period for which audited financial statements were included in the latest Form 10-K and that have not been described in a Form 10-Q or Form 8-K filed under the Exchange Act.

This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, up to $100,000,000  in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units. We may offer these securities separately or together in units. We will specify in the accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on the NASDAQ Capital Market under the symbol “VCEL.” On June 25, 2015, the closing price for our common stock, as reported on the NASDAQ Capital Market, was $3.63 per share.  Our principal executive offices are located at 64 Sidney Street, Cambridge, Massachusetts, 02139.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 7 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is July 15, 2015.

i

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, especially the discussion regarding the risks of investing in our securities under the heading “Risk Factors,” before investing in our securities. All references to “Company,” “we,” “our” or “us” refer solely to Vericel Corporation and its subsidiaries and not to the persons who manage us or sit on our Board of Directors.

Our Company

Overview

Vericel Corporation is a leader in developing patient-specific expanded cellular therapies for use in the treatment of patients with severe diseases and conditions. We market two autologous cell therapy products in the United States: Carticel® (autologous cultured chondrocytes), an autologous chondrocyte implant for the treatment of cartilage defects in the knee, and Epicel® (cultured epidermal autografts), a permanent skin replacement for the treatment of patients with deep-dermal or full-thickness burns comprising greater than or equal to 30% of total body surface area. We are also developing MACI™, a third-generation autologous chondrocyte implant for the treatment of cartilage defects in the knee, and ixmyelocel-T, a patient-specific multicellular therapy for the treatment of advanced heart failure due to ischemic dilated cardiomyopathy.

Acquisition of Sanofi’s CTRM Business

On May 30, 2014, we completed the acquisition of the Cell Therapy and Regenerative Medicine (CTRM) business of Sanofi, a French société anonyme (Sanofi), certain assets, including all of the outstanding equity interests of Genzyme Biosurgery ApS (Genzyme Denmark or the Danish subsidiary) (now known as Vericel Denmark ApS), a wholly-owned subsidiary of Sanofi and over 250 patents and patent applications of Sanofi and certain of its subsidiaries and assumed certain liabilities for purposes of acquiring a portion of the CTRM business, which researches, develops, manufactures, markets and sells Carticel, MACI and Epicel (the CTRM Transaction). In consideration for the acquisition of the CTRM business, we paid a total purchase price of approximately $6.5 million, as follows: (a) $4 million was paid in cash on the closing date of the CTRM Transaction, and (b) a $2.5 million promissory note which was paid on July 30, 2014.

Manufacturing

We acquired two cell-manufacturing facilities as part of the acquisition of the CTRM business in Cambridge, Massachusetts and Copenhagen, Denmark. The Cambridge facility, which is approved by the U.S. Food and Drug Administration (FDA), is used for U.S. manufacturing and distribution of Carticel, Epicel manufacturing and also manufactured MACI for the SUMMIT study conducted for approval in Europe. The Copenhagen manufacturing facility, which was approved by the Danish Medicines Agency (DKMA), was responsible for MACI manufacturing and distribution in Europe. As part of a June 2014 restructuring, we discontinued MACI manufacturing at the Copenhagen manufacturing facility. Going forward, we expect that any clinical and commercial production of MACI will occur at our Cambridge facility.

We also operate a centralized cell manufacturing facility in Ann Arbor, Michigan. The facility supports the current ixCELL-DCM clinical trial being conducted in the United States and Canada and we believe we have sufficient capacity, with minor modifications, to supply our early commercialization requirements.

Product Portfolio

Our approved and marketed products were acquired through the CTRM Transaction and include three approved autologous cell therapy products, each of which are further described below:  Carticel (autologous cultured chondrocytes), a first-generation product for autologous chondrocyte implantation (ACI) currently marketed in the U.S., MACI (matrix-applied characterized autologous cultured chondrocytes), a third-generation ACI product, and Epicel (cultured epidermal autografts), a permanent skin replacement for full thickness burns greater than or equal to 30% of total body surface area.  Our product candidate portfolio also includes ixmyelocel-T, a patient-specific multicellular therapy currently in development for the treatment of advanced heart failure due to ischemic dilated cardiomyopathy (DCM).

Carticel

Carticel, a first-generation ACI product for the treatment and repair of cartilage defects in the knee, is the first and only FDA-approved autologous cartilage repair product.  Carticel is indicated for the repair of symptomatic cartilage defects of the femoral condyle (medial, lateral or trochlea) caused by acute or repetitive trauma, in patients who have had an inadequate response to a prior arthroscopic or other surgical repair procedure such as debridement, microfracture, drilling/abrasion arthroplasty, or osteochondral allograft/autograft.  Carticel received a Biologics License Application (BLA) approval in 1997 and is currently marketed in the U.S.  It is generally used on patients with larger lesions (greater than 3 cm2).

In the U.S., we focus net sales of Carticel on the sports-injury-targeted orthopedic physician target audience, which is very concentrated, with 60% of the current Carticel business originating from 25% of this audience, or approximately 110 physicians. We currently have a 21-person field force calling on this sports-injury targeted orthopedic physician audience.

Epicel

Epicel is a permanent skin replacement for full thickness burns greater than or equal to 30% of total body surface area (TBSA).  Epicel is regulated by the Center for Biologics Evaluation and Research (CBER) under medical device authorities, and is currently the only FDA-approved autologous epidermal product available for large total surface area burns. Epicel was designed as a Humanitarian Use Device (HUD) in 1998 and a Humanitarian Device Exemption (HDE) application for the product was submitted in 1999. HUDs are devices that are intended for diseases or conditions that affect or are manifested in fewer than 4,000 individuals annually in the United States. Currently, approximately less than 100 patients are treated with Epicel in the U.S. each year.

Under the HDE approval of 2007, Epicel cannot be sold for an amount that exceeds the cost of research and development, fabrication and distribution. However, pursuant to the Pediatric Medical Device Safety and Improvement Act of 2007 and the FDA Safety and Innovation Act of 2012 (FDASIA), a HUD can be sold for profit if certain conditions are met. Under current law as amended by FDASIA, an HDE holder can make a profit on its HUD after receiving HDE approval if the device is intended for the treatment or diagnosis of a disease or condition that occurs in pediatric patients or in a pediatric subpopulation, and such device is labeled for use in pediatric patients or in a pediatric subpopulation in which the disease or condition occurs; or is intended for the treatment or diagnosis of a disease or condition that does not occur in pediatric patients or that occurs in pediatric patients in such numbers that the development of the device for such patients is impossible, highly impracticable, or unsafe. If the FDA makes a determination that a HUD meets the eligibility criteria, the HUD is permitted to be sold for profit after receiving HDE approval as long as the number of devices distributed in any calendar year does not exceed the Annual Distribution Number (ADN) for the device. The ADN is determined by FDA when it approves the original HDE application, or when the agency approves an HDE supplement for an HDE approved before the enactment of FDASIA, if the HDE holder seeks a determination for the HUD in an HDE supplement based upon the profit-making eligibility criteria, and FDA determines that the HUD meets the eligibility criteria.

We are currently investigating Epicel’s eligibility for an exemption from the profit prohibition and have requested a pre-submission meeting with the FDA to discuss the process and required data for submitting an HDE supplement to obtain an exemption from the profit prohibition. Epicel is currently being sold at a price that reflects the cost of research and development, fabrication and distribution.

Also, up until July 2014, we had one sales representative selling Epicel and two partially dedicated Medical Scientific Liaisons supporting Epicel inquiries. We currently have a 4-person field force.

MACI

MACI is a third-generation ACI product for the treatment of focal chondral cartilage defects in the knee.  MACI received marketing authorization in Europe in July 2013 by meeting the requirements of the Advanced Therapy and Medicinal Product (ATMP) guidelines.  MACI has been commercially available in the EU since 1998.  As part of the June 2014 restructuring we temporarily suspended sales of MACI in August 2014, primarily due to low utilization and an unfavorable pricing environment.  We believe that MACI has significant revenue potential in the U.S. The timing and strategy for and a possible reintroduction in select EU countries have not yet been determined. In June of 2015, we announced plans to submit a BLA to the FDA by the end of this year for MACI, for the treatment of cartilage defects in the knee.

MACI was obtained by Sanofi by acquiring Verigen AG (Verigen) in 2005.  As part of Sanofi’s acquisition of Verigen, Sanofi agreed to make cash payments to Verigen upon the achievement of developmental milestones relating to regulatory and commercialization of MACI in the United States. In connection with our acquisition of the CTRM business, we agreed that if we further developed MACI in the U.S., we would be obligated to pay these milestone payments. During the third quarter of 2014, at the request of the Company, Sanofi entered into a settlement agreement with the former shareholders of Verigen whereby these shareholders agreed to discharge all obligations related to these MACI milestone payments in exchange for a one-time cash payment of €2.5 million (approximately $3.2 million). We paid this amount in full in October 2014.

Ixmyelocel-T

Our preapproval stage portfolio also includes ixmyelocel-T, a unique patient-specific multicellular therapy derived from an adult patient’s own bone marrow which utilizes our proprietary, highly automated and scalable manufacturing system. Our proprietary cell manufacturing process significantly expands the mesenchymal stromal cells (MSCS) and M2-like anti-inflammatory macrophages in the patient’s bone marrow mononuclear cells while retaining many of the hematopoietic cells. These cell types are known to regulate the immune response and play a key role in tissue repair and regeneration by resolving pathologic inflammation, promoting angiogenesis, and remodeling ischemic tissue. The novelty and advantage of using ixmyelocel-T is the expansion of a unique combination of cell populations, including MSCS and M2-like macrophages, which secrete a distinct combination of angiogenic and regenerative factors, and possess the ability to remain anti-inflammatory in the face of inflammatory challenge.

Our lead clinical development program for ixmyelocel-T is focused on severe, chronic ischemic cardiovascular diseases. We are currently conducting the Phase 2b ixCELL-DCM study, which is a randomized, double-blind, placebo-controlled clinical trial for patients with advanced heart failure due to ischemic DCM. Ixmyelocel-T has been granted a U.S. Orphan Drug designation by the FDA for the treatment of DCM. We also have an ongoing ixmyelocel-T clinical program for the treatment of craniofacial reconstruction and have conducted clinical studies for the treatment of critical limb ischemia.

The ongoing Phase 2b ixCELL-DCM clinical study has treated 114 patients at 28 sites in the U.S. and Canada. Patients will be followed for 12 months for the primary efficacy endpoint of major adverse cardiovascular events, defined as all-cause deaths, all-cause hospitalizations, and unplanned outpatient or emergency department visits for IV treatment of acute worsening heart failure. Secondary endpoints include clinical, functional, structural, symptomatic, quality of life, and biomarker measures at 3, 6 and 9 months. Patients will be followed for an additional 12 months for safety. We completed enrollment of the ixCELL-DCM study in January 2015, and expect to have top-line efficacy results around the end of the first quarter of 2016.

Company Information

We were incorporated under the laws of the State of Michigan on March 24, 1989.  Our principal executive offices are located at 64 Sidney Street, Cambridge, Massachusetts, 02139 and our telephone number is (617) 588-5555.  Our website address is www.vcel.com.  The reference to our website is intended to be an inactive textual reference and, except for the documents incorporated by reference as noted below, the information on, or accessible through, our website is not part of this prospectus.

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the SEC) utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities, warrants to purchase any of such securities, and units comprised of any such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•                  designation or classification;

•                  aggregate principal amount or aggregate offering price;

•                  maturity;

•                  original issue discount, if any;

•                  rates and times of payment of interest, dividends or other payments, if any;

•                  redemption, conversion, exchange, settlement or sinking fund terms, if any;

•                  conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•                  ranking;

•                  restrictive covenants, if any;

•                  voting or other rights, if any; and

•                  important federal income tax considerations.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website (www.sec.gov) or at the SEC’s Public Reference Room mentioned under the heading “Where You Can Find More Information.”

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and an accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and an accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and an accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and an accompanying prospectus supplement speaks only as of the date set forth on the applicable cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters, dealers or agents, we will include in any applicable prospectus supplement:

•                  the names of those underwriters, dealers or agents;

•                  applicable fees, discounts and commissions to be paid to them;

•                  details regarding over-allotment options, if any; and

•                  the net proceeds to us.

Common Stock

As discussed below under the heading “Securities We May Offer,” we may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. We do not have a classified board of directors and shareholders do not have cumulative voting rights. Holders of common stock have no preemptive, redemption or conversion rights and are not subject to future calls or assessments. No sinking fund provisions apply to our common stock. All outstanding shares are fully-paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in assets available for distribution, subject to any prior distribution rights of any preferred stock then outstanding. Holders of common stock are entitled to receive proportionately any such dividends declared by our board of directors, or our Board, out of legally available funds for dividends, subject to any preferences that may be applicable to any shares of preferred stock that may be outstanding at that time. The rights, preferences and privileges of holders of common stock are set forth in our Restated Articles of Incorporation, as amended, or the Charter, which may be amended by the holders of a majority of the outstanding shares of common stock.

Preferred Stock

As discussed below under the heading “Securities We May Offer,” we may issue shares of our preferred stock from time to time, in one or more series. Under our Charter, our Board has the authority, without further action by shareholders, to designate up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualification, limitations and restrictions thereon, any or all of which may be greater than the rights of our common stock.

If we issue preferred stock, we will fix the designations, powers, preferences and the relative, participating, optional or other special rights, and any qualification, limitations and restrictions of the shares of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of such series of preferred stock before the issuance thereof. We urge you to read any prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

Debt Securities

As discussed below under the heading “Securities We May Offer,” we may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Unless we give you different information in the applicable prospectus supplement, (i) the debt securities will be unsecured, (ii) the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness, and (iii) the subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we issue debt securities, they will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. We urge you to read any prospectus supplement related to the series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. If we issue debt securities, indentures and forms of debt securities containing the terms of such debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from other filings we would make with the SEC.

Warrants

As discussed below under the heading “Securities We May Offer,” we may issue warrants for the purchase of common stock, preferred stock, debt securities and/or units (as described below) in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read any prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to such warrants will be incorporated by reference into the registration statement of which this prospectus is a part from other filings we would make with the SEC.

Units

As discussed below under the heading “Securities We May Offer,” we may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish.

If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference into the registration statement of which this prospectus is a part from other filings we would make with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2014 and any updates described in our subsequent Quarterly Reports on Form 10-Q, each of which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “estimates,” “plans,” “projects,” “trends,” “opportunity,” “comfortable,” “current,” “intention,” “position,” “assume,” “potential,” “outlook,” “remain,” “continue,” “maintain,” “sustain,” “seek,” “achieve,” “continuing,” “ongoing,” “expects,” “believe,” “intend” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this report, and in particular those factors referenced in the section “Risk Factors.”

Because the factors referred to in the preceding paragraph could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements we make, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding:

•	potential strategic collaborations with others;

•	future capital needs and financing sources;

•	adequacy of existing capital to support operations for a specified time;

•	product development and marketing plan;

•	features and successes of our cellular therapies;

•	manufacturing and facility capabilities;

•	regulatory developments in the United States and foreign countries;

•	the timing or likelihood of regulatory filings and approvals;

•	clinical trial plans and anticipated results, including the publication thereof;

•	anticipation of future losses;

•	replacement of manufacturing sources;

•	integration of the CTRM business and assets;

•	commercialization plans;

•	revenue expectations and operating results; or

•	other risks and uncertainties, including those listed under the caption “Risk Factors.”

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus, any supplements to this prospectus and the documents that we reference in this prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus or any supplement to this prospectus, whether as a result of new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for recently completed fiscal years and any required interim periods will be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference in the future.

HOW WE INTEND TO USE THE PROCEEDS

We cannot guarantee that we will receive any proceeds in connection with this offering because we may be unable or choose not to issue and sell any securities covered by this prospectus.

Unless otherwise provided in a supplement or amendment to this prospectus, we intend to use any net proceeds from this offering, together with other available funds, for operating costs, including continuing to conduct our clinical development programs and pursuing commercialization of our products and product candidates, capital expenditures and working capital needs and for other general corporate purposes.

We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering, progress with clinical product development and other cell therapy application programs. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other companies, the availability of other financing, and other factors.

We will be required to raise substantial additional capital to continue to fund the clinical development of our cell therapy applications. We may raise additional capital through additional public or private financings, as well as collaborative relationships, incurring debt and other available sources. Please see the discussion of the risks associated with our liquidity in the section “Risk Factors.”

PLAN OF DISTRIBUTION

The securities being offered may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

•                  through underwriters for resale to the public or investors;

•                  transactions on the Nasdaq Stock Market or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

•                  in the over-the-counter market;

•                  in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•                  in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•                  in connection with short sales of the shares;

•                  by pledge to secure debt and other obligations;

•                  through the writing of options, whether the options are listed on an options exchange or otherwise;

•                  in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

•                  through a combination of any of the above transactions; or

•                  any other method permitted by law.

We may sell our securities directly to one or more purchasers, or to or through underwriters, dealers or agents or through a combination of those methods. The related prospectus supplement will set forth the terms of each offering, including:

•                  the name or names of any agents, dealers, underwriters or investors who purchase the securities;

•                  the purchase price of the securities being offered and the proceeds we will receive from the sale;

•                  the amount of any compensation, discounts commissions or fees to be received by the underwriters, dealer or agents;

•                  any over-allotment options under which underwriters may purchase additional securities from us;

•                  any discounts or concessions allowed or reallowed or paid to dealers;

•                  any securities exchanges on which such securities may be listed;

•                  the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

•                  the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the securities.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Regulation S may be sold pursuant to Regulation S rather than pursuant to this prospectus.

In connection with the sale of our securities, underwriters may receive compensation from us or from purchasers of our securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of our securities may be considered underwriting discounts and commissions under the Securities Act.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered to this prospectus.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of our securities against various liabilities, including liabilities under the Securities Act. We may also agree to contribute to payments that the underwriters, dealers or agents may be required to make in respect of these liabilities. We may authorize dealers or other persons who act as our agents to solicit offers by various institutions to purchase our securities from us under contracts that provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any series of our securities, we will indicate that in the prospectus supplement or amendment.

In connection with an offering of our securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in our securities for their own account. In addition, underwriters may bid for, and purchase, our securities in the open market to cover short positions or to stabilize the price of our securities. Finally, underwriters may reclaim selling concessions allowed for distributing our securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

CERTAIN PROVISIONS OF MICHIGAN LAW AND OF OUR CHARTER AND

BYLAWS; TRANSFER AGENT AND REGISTRAR

We are subject to certain anti-takeover provisions of the Michigan Business Corporation Act (MBCA) that could delay or make more difficult a merger or tender offer involving us.  Chapter 7A of the MBCA prevents, in general, an “interested shareholder” (defined generally as a person owning 10% or more of a corporation’s outstanding voting shares) from engaging in a “business combination” (as defined therein) with a Michigan corporation unless: (a) the board of directors issues an advisory statement, holders of 90% of the shares of each class of stock entitled to vote approve the transaction, and holders of two-thirds of the “disinterested” shares of each class of stock approve the transaction; (b) the interested shareholder has been an interested shareholder for at least five years and has not acquired beneficial ownership of any additional shares of the corporation subsequent to the transaction which resulted in such shareholder being classified as an interested shareholder, and meets certain requirements, including provisions relating to the fairness of the price and the form of consideration paid; or (c) the board of directors, by resolution, exempts a particular interested shareholder from these provisions prior to the interested shareholder becoming an interested shareholder. The MBCA also contains certain other provisions that could have anti-takeover effects.

Our Charter does not provide shareholders with the right to act without a meeting and does not provide for cumulative voting in the election of directors.  The amendment of any of these provisions would require approval by holders of at least a majority of the shares of our outstanding common stock.

These and other provisions of our Charter or Bylaws, as well as our Rights Agreement described below under “Description of Capital Stock,” could have the effect of deterring certain takeovers or delaying or preventing certain changes in control or changes in our management, including transactions in which shareholders might otherwise receive a premium for their shares over then-current market prices.

Shareholder Rights Agreement—Series A Junior Participating Cumulative Preferred Stock

On August 11, 2011, our Board adopted a shareholder rights agreement (Rights Agreement), the purpose of which is, among other things, to enhance the Board’s ability to protect shareholder interests and to ensure that shareholders receive fair treatment in the event any coercive takeover attempt of the Company is made in the future. The Rights Agreement could make it more difficult for a third-party to acquire, or could discourage a third party from acquiring, us or a large block of our common stock.

The following summary description of the Rights Agreement should be read in conjunction with the Rights Agreement, which was filed with the SEC as an exhibit to a Registration Statement on Form 8-A on August 12, 2011 and amended in March 2012 to allow Eastern Capital to acquire beneficial ownership of up to 49.9% of the Company’s outstanding securities without being deemed an “acquiring person” for purposes of our Rights Agreement.

In connection with the adoption of the Rights Agreement, the Board declared a dividend distribution of one preferred stock purchase right (Right) for each outstanding share of common stock to shareholders of record as of the close of business on August 15, 2011. In addition, one Right will automatically attach to each share of common stock issued between August 15, 2011 and the distribution date. As a result of the October 2013 reverse stock split, the number of Rights associated with each share of common stock was automatically proportionately adjusted so that (i) twenty rights were then associated with each outstanding share of common stock and (ii) so long as the Rights are attached to the common stock, twenty rights shall be deemed to be delivered for each share of common stock issued or transferred by the Company in the future. The Rights currently are not exercisable and are attached to and trade with the outstanding shares of common stock. Under the Rights Agreement, the Rights become exercisable if a person or group becomes an “acquiring person” by acquiring 15% or more of the outstanding shares of common stock or if a person or group commences a tender offer that would result in that person owning 15% or more of the common stock. On the tenth day after a person or group becomes an “acquiring person,” each holder of a Right (other than the acquiring person and its affiliates, associates and transferees) would be entitled to purchase, at the then-current exercise price, such number of shares of our preferred stock which are equivalent to shares of common stock having a value of twice the exercise price of the Right. If we are is acquired in a merger or other business combination transaction after any such event, each holder of a Right would then be entitled to purchase, at the then-current exercise price, shares of the acquiring company’s common stock having a value of twice the exercise price of the Right.

Each share of preferred stock is entitled to payment of a quarterly dividend, an increased vote multiple, and a liquidation preference. In addition, each share of preferred stock is granted the exclusive right to vote for two additional members of the Board whose positions are created upon the vesting of such rights upon holders of preferred stock. Except in certain limited circumstances, once purchased, said shares are not redeemable by us.

The Rights may be redeemed in whole, but not in part, at a price of $0.001 per Right (payable in cash, common stock or other consideration deemed appropriate by the Board) by the Board only until the earlier of (i) the time at which any person becomes an “acquiring person” or (ii) the expiration date of the Rights Agreement. Immediately upon the action of the Board ordering redemption of the Rights, the Right will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price. The Rights will expire at the close of business on August 15, 2021, unless previously redeemed or exchanged by us as described above.

SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

Description of Capital Stock

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Charter and our By-Laws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. We refer in this section to our Charter as our certificate of incorporation, and we refer to our By-Laws as our by-laws.

Authorized Capital Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, no par value per share.  As of June 15, 2015, we had 23,785,653 shares of common stock outstanding and 12,308 shares of Series B-2 preferred stock outstanding.  Please see “Certain Provisions of Michigan Law and of Our Charter and Bylaws; Transfer Agent and Registrar” for a description of those provisions in our Charter and Bylaws that would have an effect of delaying, deferring or preventing a change in control of us and that would operate only with respect to an extraordinary corporate transaction involving us or our subsidiaries.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. We do not have a classified board of directors and shareholders do not have cumulative voting rights. Holders of common stock have no preemptive, redemption or conversion rights and are not subject to future calls or assessments. No sinking fund provisions apply to our common stock. All outstanding shares are fully-paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in assets available for distribution, subject to any prior distribution rights of any preferred stock then outstanding. Holders of common stock are entitled to receive proportionately any such dividends declared by our Board, out of legally available funds for dividends, subject to any preferences that may be applicable to any shares of preferred stock that may be outstanding at that time. The rights, preferences and privileges of holders of common stock are set forth in our Charter, which may be amended by the holders of a majority of the outstanding shares of common stock.

Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “VCEL.” On June 25, 2015, the closing price for our common stock, as reported on the NASDAQ Capital Market, was $3.63 per share. As of June 26, 2015, we had approximately 104  stockholders of record.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, Inc.

Preferred Stock

Our Board is authorized to issue up to 5,000,000 shares of preferred stock in one or more series without shareholder approval. Our Board may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future.

The purpose of authorizing our Board to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. Examples of rights and preferences that the Board may fix are:

•                  dividend rights;

•                  dividend rates;

•                  conversion rights;

•                  voting rights;

•                  terms of redemption; and

•                  liquidation preferences.

The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer, stockholder or stockholder group. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

•                  the title and stated value;

•                  the number of shares authorized;

•                  the liquidation preference per share;

•                  the purchase price;

•                  the dividend rate, period and payment date, and method of calculation for dividends;

•                  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•                  the procedures for any auction and remarketing, if any;

•                  the provisions for a sinking fund, if any;

•                  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•                  any listing of the preferred stock on any securities exchange or market;

•                  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•                  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•                  voting rights, if any, of the preferred stock;

•                  preemptive rights, if any;

•                  restrictions on transfer, sale or other assignment, if any;

•                  whether interests in the preferred stock will be represented by depositary shares;

•                  a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•                  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•                  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The Michigan Business Corporation Act, or the MBCA, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving an increase or decrease in the authorized number of shares of that class, or changes in the powers, preferences or special rights of holders of that preferred stock so as to affect the class adversely. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Description of Debt Securities

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

•                  do not limit the amount of debt securities that we may issue;

•                  allow us to issue debt securities in one or more series;

•                  do not require us to issue all of the debt securities of a series at the same time;

•                  allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•                  provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•                  the title of the debt securities and whether they are senior or subordinated;

•                  the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•                  the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or other securities of ours or the method by which any such portion shall be determined;

•                  if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or other securities of ours received on conversion;

•                  the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•                  the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•                  the date or dates, or the method for determining the date or dates, from which interest will accrue;

•                  the dates on which interest will be payable;

•                  the record dates for interest payment dates, or the method by which such dates will be determine;

•                  the persons to whom interest will be payable;

•                  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•                  any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

•                  the place or places where the principal of, and any premium or make-whole amount, and interest on, the debt securities will be payable;

•                  where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•                  where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•                  the times, prices and other terms and conditions upon which we may redeem the debt securities;

•                  any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such obligation;

•                  the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•                  whether the principal of, and any premium or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•                  whether the amount of payments of principal of, and any premium or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•                  whether the debt securities will be in registered form, bearer form, or both, and (i) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (ii) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•                  any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa, if permitted by applicable laws and regulations;

•                  whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may, or shall be required to, exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•                  the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

•                  the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•                  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•                  whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

•                  whether and under what circumstances the debt securities being offered are convertible into common stock or other securities of ours, as the case may be, including the conversion price or rate and the manner or calculation thereof;

•                  the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•                  any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•                  if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•                  the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

•                  any deletions from, modifications of or additions to our events of default or covenants with regard to such debt securities and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•                  applicable CUSIP numbers; and

•                  any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

We also may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (i) would limit our ability to incur indebtedness or (ii) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

Neither the MBCA nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Michigan cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

•                  exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•                  surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

•                  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•                  register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•                  issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

•                  either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium or make-whole amount, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in each indenture;

•                  after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•                  an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

Existence. Except as described under “—Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Payment of taxes and other claims. The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (i) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of financial information. The indentures require us to (i) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act, (ii) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (iii) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (i) and (ii) above, and (iv) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

Additional covenants. The applicable prospectus supplement will set forth any additional covenants of Vericel Corporation relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•                  default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

•                  default in the payment of principal of, or any premium or make-whole amount on, any debt security of such series for five business days at its stated maturity;

•                  default in making any sinking fund payment as required for any debt security of such series for five business days;

•                  default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

•                  a default under any bond, debenture, note, mortgage, indenture or instrument:

(i)    having an aggregate principal amount of at least $30,000,000; or

(ii)   under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice shall specify such default and require us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;

•                  bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any significant subsidiary of ours; and

•                  any other event of default provided with respect to a particular series of debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•                  we have deposited with the applicable trustee all required payments of the principal, any premium or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•                  all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium or make-whole amount, have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

•                  in the payment of the principal, any premium or make-whole amount, or interest;

•                  in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

•                  in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•                  is in conflict with any law or the applicable indenture;

•                  may involve the trustee in personal liability; or

•                  may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•                  change the stated maturity of the principal of, or any premium or make-whole amount on, or any installment of principal of or interest on, any such debt security;

•                  reduce the principal amount of, the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, any such debt security;

•                  reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•                  change the place of payment or the coin or currency for payment of principal of, or any premium or make-whole amount, or interest on, any such debt security;

•                  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•                  reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

•                  modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•                  to evidence the succession of another person to us as obligor under such indenture;

•                  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•                  to add events of default for the benefit of the holders of all or any series of debt securities;

•                  to add or change any provisions of an indenture (i) to change or eliminate restrictions on the payment of principal of, or premium or make-whole amount, or interest on, debt securities in bearer form, or (ii) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•                  to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•                  to secure the debt securities;

•                  to establish the form or terms of debt securities of any series;

•                  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•                  to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

•                  to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

•                  the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•                  the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

•                  the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•                  debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•                  there shall be no minimum quorum requirement for such meeting; and

•                  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated debt securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated debt securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated debt securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of ours and our subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt securities may recover less, ratably, than our general creditors.

The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

No restrictions will be included in any indenture relating to subordinated debt securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•                  either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•                  we have paid or caused to be paid all other sums payable; and

•                  an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

•                  to defease and be discharged from any and all obligations with respect to such debt securities; or

•                  to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium or make-whole amount, and interest.

When we use the term “government obligations,” we mean securities that are:

•                  direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•                  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (i) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (ii) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

•                  a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•                  the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•                  any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event that (i) we effect covenant defeasance with respect to any debt securities and (ii) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and at our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future shareholders, employees, officers or directors.

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•                  the offering price and aggregate number of warrants offered;

•                  the currency for which the warrants may be purchased;

•                  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•                  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•                  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•                  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•                  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•                  the terms of any rights to redeem or call the warrants;

•                  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•                  the periods during which, and places at which, the warrants are exercisable;

•                  the manner of exercise;

•                  the dates on which the right to exercise the warrants will commence and expire;

•                  the manner in which the warrant agreement and warrants may be modified;

•                  federal income tax consequences of holding or exercising the warrants;

•                  the terms of the securities issuable upon exercise of the warrants; and

•                  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Description of Units

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions of the governing unit agreement;

•                  the price or prices at which such units will be issued;

•                  the applicable United States federal income tax considerations relating to the units;

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•                  any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•                  to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•                  to correct or supplement any defective or inconsistent provision; or

•                  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•                  impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•                  reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•                  If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•                  If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Michigan law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•                  Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•                  Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•                  If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Dykema Gossett PLLC, Bloomfield Hills, Michigan, acting as special counsel to the Company.  In connection with the offering, other legal matters will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014, as well as the audited special purpose combined financial statements of the Cell Therapy and Regenerative Medicine Business, a product portfolio of Sanofi, included as Exhibit 99.1 to Vericel Corporation’s Current Report on Form 8-K, as amended, dated June 29, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file, including the registration statement, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).  You may also inspect the registration statement on this website.

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge. Written requests for such copies should be directed to Vericel Corporation, 64 Sidney Street, Cambridge, Massachusetts, 02139, Attention: Investor Relations, or by telephoning us at (734) 418-4411. Our website is located at www.vcel.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INCORPORATION BY REFERENCE

This prospectus incorporates by reference important business and financial information that we file with the SEC and that we are not including in or delivering with this prospectus.  As the SEC allows, incorporated documents are considered part of this prospectus, and we can disclose important information to you by referring you to those documents.  We incorporate by reference the documents listed below:

•                  our annual report on Form 10-K for the period ended December 31, 2014, filed with the SEC on March 25, 2015;

•                  the portions of our definitive Proxy Statement for the Annual Meeting of Shareholders held on May 12, 2015, that have been incorporated by reference into the Form 10-K;

•                  our quarterly report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 14, 2015;

•                  our current reports on Form 8-K filed with the SEC on January 7, 2015, March 23, 2015, March 25, 2015, May 14, 2015, May 15, 2015 and June 11, 2015 respectively (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01);

•                  audited special purpose combined financial statements of the Cell Therapy and Regenerative Medicine Business included as Exhibit 99. 1 in our report on Form 8-K, filed with the SEC on June 2, 2014, as amended on June 16, 2014, August 29, 2014 and June 29, 2015;

•                  the description of the rights to purchase shares of our Series A Junior Participating Cumulative Preferred Stock contained in the Registration Statement on Form 8-A, filed with the SEC on August 12, 2011, including any amendment or report for the purpose of updating such description; and

•                  the description of our common stock contained in our registration statement on Form S-1, which was filed with the SEC on November 1, 1996, including any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or document that is not deemed filed under such provisions, (i) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

Pursuant to Rule 412 under the Securities Act, any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all of these filings, at no cost, by writing to us at: Vericel Corporation, 64 Sidney Street, Cambridge, Massachusetts, 02139, Attention: Investor Relations, or by telephoning us at (734) 418-4411.  These filings may also be obtained through our website located at http://www.vcel.com.  The reference to our website is intended to be an inactive textual reference and, except for the documents incorporated by reference as noted above, the information on, or accessible through, our website is not intended to be part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement.  We have not authorized anyone else to provide you with different information.  You should not assume that information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

We advise that there have been no material changes in our affairs that have occurred since the end of the latest fiscal period for which audited financial statements were included in the latest Form 10-K and that have not been described in a Form 10-Q or Form 8-K filed under the Exchange Act.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

As permitted by the MBCA, our Bylaws contain provisions that permit us to indemnify our directors and officers to the full extent permitted by Michigan law and our Charter contains provisions that eliminate the personal liability of our directors in each case for monetary damages to us or our shareholders for breach of their fiduciary duties, except to the extent that Michigan law prohibits indemnification or elimination of liability. These provisions do not limit or eliminate our rights or the rights of any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his or her role as a director or officer and do not relieve a director or officer from liability if he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

The rights of indemnification provided in our Bylaws are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC this type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

GLOSSARY

TERM	DEFINITION
Adverse Event

Any adverse change in health or “side-effect” that occurs in a person participating in a clinical trial, from the time they consent to joining the trial until a pre-specified period of time after their treatment has been completed.

Autologous	Originating from the patient receiving treatment. (Vericel uses only autologous cells)

BLA — Biologics License Application	An application containing product safety, efficacy and manufacturing information required by the FDA to market biologics products in the U.S.

Catheter-DCM	Vericel’s U.S. Phase 2 clinical trial investigating catheter-based delivery of our product in the treatment of dilated cardiomyopathy.

CLI — Critical Limb Ischemia	A vascular disease characterized by insufficient blood flow in the lower extremities that causes severe pain, tissue loss or both.

Controlled Clinical Trial

A clinical study that compares patients receiving a specific treatment to patients receiving an alternate treatment for the condition of interest. The alternate treatment may be another active treatment, standard of care for the condition and/or a placebo (inactive) treatment.

DCM — Dilated Cardiomyopathy	A chronic cardiac disease where expansion of the patient’s heart reduces the pumping function to a point that the normal circulation of blood cannot be maintained.

Double-Blind Clinical Trial	Clinical trials in which neither the patient nor the physician know if the patient received the experimental treatment or a control/placebo.

FDA — Food & Drug Administration

The U.S. FDA ensures that medicines, medical devices, and radiation-emitting consumer products are safe and effective. Authorized by Congress to enforce the Federal Food, Drug, and Cosmetic Act and several other public health laws, the agency monitors the manufacture, import, transport, storage, and sale of $1 trillion worth of goods annually.

GMP — Good Manufacturing Practice

GMP regulations require that manufacturers, processors, and packagers of drugs, medical devices, some food, and blood take proactive steps to ensure that their products are safe, pure, and effective. GMP regulations require a quality approach to manufacturing, enabling companies to minimize or eliminate instances of contamination, mix-ups, and errors.

IMPACT-DCM	Vericel’s U.S. Phase 2 clinical trial investigating surgical delivery of our product in the treatment of dilated cardiomyopathy.

IND — Investigational New Drug	An application submitted to the FDA for a new drug or biologic that, if allowed, will be used in a clinical trial.

Ischemia	A shortage or inadequate flow of blood to a body part (commonly an organ or tissue) caused by a constriction or obstruction of the blood vessels supplying it.

LVEF — Left Ventricular Ejection Fraction	The fraction of blood pumped out of the left ventricle with each heartbeat.

Open-label Clinical Trial	A trial in which both the treating physician and the patient know whether they are receiving the experimental treatment or control/placebo treatment.

Orphan Drug Designation	“Orphan drug” refers to a drug or biologic that is intended for use in the treatment of a rare disease or condition. Orphan drug designation from the U.S. Food and Drug Association (FDA) qualifies the sponsor to receive certain benefits from the Government in exchange for developing the drug for a rare disease or condition. The drug must then go through the FDA marketing approval process like any other drug or biologic which evaluates for safety and efficacy. Usually a sponsor receives a quicker review time and lower application fees for an orphan product.

Phase 1 Clinical Trial	A Phase 1 trial represents an initial study in a small group of patients to test for safety and other relevant factors.

Phase 2 Clinical Trial	A Phase 2 trial represents a study in a moderate number of patients to assess the safety and efficacy of a product.

Phase 2b Clinical Trial	A Phase 2b trial is a moderately-sized Phase 2 trial that is more specifically designed assess the efficacy of a product than a Phase 2a trial.

Phase 3 Clinical Trial	Phase 3 studies are initiated to establish safety and efficacy in an expanded patient population at multiple clinical trial sites and are generally larger than trials in earlier phases of development.

Progenitor Cells	A “parent” cell that gives rise to a distinct cell lineage by a series of cell divisions.

Prospective Clinical Trial	A clinical trial in which participants are identified and then followed throughout the study going forward in time.

Randomized Clinical Trial	A clinical trial in which the participants are assigned randomly to different treatment groups.

SPP — Single-Pass Perfusion

SPP is Vericel’s proprietary technology that controls gas and cell culture media exchange to enable the replication of early-stage stem and progenitor cells while preventing their differentiation into mature cells.

Stem Cell

Unspecialized (undifferentiated) cells that retain the ability to divide throughout a lifetime and give rise to more specialized (differentiated) cells which take the place of cells that die or are lost.

In culture, these undifferentiated cells possess the ability to divide for indefinite periods in culture and may give rise to highly specialized cells.

Shares

VERICEL CORPORATION

Common Stock

PROSPECTUS SUPPLEMENT

Piper Jaffray

December     , 2016